Exhibit 6.11

LOAN AND SECURITY AGREEMENT

dated as of November 12, 2018

among

VIRTUIX HOLDINGS INC.,

a Delaware corporation,

VIRTUIX INC.,

a Delaware corporation,

and

VIRTUIX MANUFACTURING LIMITED,

a limited company incorporated in Hong Kong,

each sometimes individually as a “Borrower” and sometimes collectively, as “Borrowers”,

and

VENTURE LENDING & LEASING VIII, INC.,

a Maryland corporation,

and

VENTURE LENDING & LEASING IX, INC.,

a Maryland corporation,

each, as “Lender”

LOAN AND SECURITY AGREEMENT

Borrowers and each of Venture Lending & Leasing VIII, Inc. (“VLL8”) and Venture Lending & Leasing IX, Inc. (“VLL9”) have entered or anticipate entering into one or more transactions pursuant to which each Lender severally and not jointly agrees to make available to Borrowers a loan facility governed by the terms and conditions set forth in this document and one or more Supplements executed by Borrowers and Lender which incorporate this document by reference. Each Supplement constitutes a supplement to and forms part of this document, and will be read and construed as one with this document, so that this document and the Supplement constitute a single agreement between the parties (collectively referred to as this “Agreement”).

Accordingly, the parties agree as follows:

ARTICLE 1 - INTERPRETATION

1.1  Definitions. The terms defined in Article 11 and in the Supplement will have the meanings therein specified for purposes of this Agreement.

1.2  Inconsistency. In the event of any inconsistency between the provisions of any Supplement and this document, the provisions of the Supplement will be controlling for the purpose of all relevant transactions.

1.3  Several Obligations of Lender. The parties are entering into this single Agreement for convenience, and this Agreement is and shall be interpreted for all purposes as separate and distinct agreements between Borrower and VLL8, on the one hand, and Borrower and VLL9, on the other hand, and nothing in this Agreement shall be deemed a joint venture, partnership or other association between VLL8 and VLL9. Each reference in this Agreement to “Lender” shall mean and refer to each of VLL8 and VLL9, singly and independent of one another. Without limiting the generality of the foregoing, the Commitment, covenants and other obligations of “Lender” under this Agreement are several and not joint obligations of VLL8 and VLL9, and all rights and remedies of “Lender” under this Agreement may be exercised by VLL8 and/or VLL9 independently of one another.

ARTICLE 2 - THE COMMITMENT AND LOANS

2.1  The Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make term loans to Borrowers from time to time from the Closing Date and to and including, the Termination Date in an aggregate principal amount not exceeding the Commitment. The Commitment is not a revolving credit commitment, and Borrowers do not have the right to repay and reborrow hereunder. Each Loan requested by Borrowers to be made on a single Business Day shall be for a minimum principal amount set forth in the Supplement, except to the extent the remaining Commitment is a lesser amount.

2.2  Notes Evidencing Loans; Repayment; Currency of Repayments.

(a)   Each Loan shall be evidenced by a separate Note executed by Borrowers payable to the order of Lender, in the total principal amount of the Loan. Principal and interest of each Loan shall be payable at the times and in the manner set forth in the Note and regularly scheduled payments thereof shall be effected by automatic debit of the appropriate funds from the Primary Operating Account of Borrowers as specified in the initial Supplement hereto. Repayment of the Loans and payment of all other amounts owed to Lender will be paid by Borrowers in the currency in which the same has been provided (i.e., United States Dollars (the “Contractual Currency”)). Borrowers shall incur the cost in the event of and in respect of any conversion of a currency to the Contractual Currency.

(b)   In the event a Borrower is required to deduct or withhold any Taxes (hereinafter defined) from any amount payable to Lender hereunder, Borrowers agree to pay such additional amount as may be necessary to ensure that Lender receives a net amount, free and clear of, and without deduction or withholding for, or on account of, all Taxes, equal to the full amount which it would have received had no such withholding been made. “Taxes” includes any present or future tax, levy import, duty, charge, fee, deduction or withholding of any nature and whatever called, by any governmental or other fiscal authority of any country, including any state or province thereof or subdivision thereof, or the equivalent, on whomever and whatever imposed, levied, collected, withheld or assessed, in any event from or with respect of any amount payable to Lender, but excluding any tax based on Lender’s income or revenue. Upon request, such Borrower shall promptly deliver to Lender receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such withholding.

2.3  Procedures for Borrowing.

(a)   At least ten (10) days prior to a proposed Borrowing Date (or such lesser period of time as may be agreed upon by Lender in its sole discretion), Lender shall have received from Parent on behalf of Borrowers a written request for a borrowing hereunder (a “Borrowing Request”). Each Borrowing Request shall be in substantially the form of Exhibit “B” to the Supplement, shall be executed by a responsible executive or financial officer of Parent on behalf of Borrowers, and shall state how much is requested, and shall be accompanied by such other information and documentation as Lender may reasonably request, including the executed Note(s) for the Loan(s) covered by the Borrowing Request.

(b)   No later than 1:00 p.m. Pacific Standard Time on the Borrowing Date, if Borrowers have satisfied the applicable conditions precedent in Article 4 hereof by 9:00 a.m. Pacific Standard Time on such Borrowing Date, Lender shall make the Loan available to Borrowers in immediately available funds.

2.4  Interest. Except as otherwise specified in the applicable Note and/or Supplement, Basic Interest on the outstanding principal balance of each Loan shall accrue daily at the Designated Rate from the Borrowing Date. If the outstanding principal balance of such Loan is not paid at maturity, interest shall accrue at the Default Rate until paid in full, as further set forth herein.

2.5  Reserved.

2.6  Interest Rate Calculation. Basic Interest, along with charges and fees under this Agreement and any Loan Document, shall be calculated for actual days elapsed on the basis of a 360-day year, which results in higher interest, charge or fee payments than if a 365-day year were used. In no event shall Borrowers be obligated to pay Lender interest, charges or fees at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

2.7  Default Interest. Any unpaid payments in respect of the Obligations shall bear interest from their respective maturities, whether scheduled or accelerated, at the Default Rate. Borrowers shall pay such interest on demand.

2.8  Late Charges. If Borrowers are late in making any payment in respect of the Obligations by more than five (5) days, then Borrowers agree to pay a late charge of five percent (5%) of the installment due, but not less than fifty dollars ($50.00) for any one such delinquent payment. This late charge may be charged by Lender for the purpose of defraying the expenses incidental to the handling of such delinquent amounts. Borrowers acknowledge that such late charge represents a reasonable sum considering all of the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that will be sustained by Lender due to the failure of Borrowers to make timely payments. Borrowers further agree that proof of actual damages would be costly and inconvenient. Such late charge shall be paid without prejudice to the right of Lender to collect any other amounts provided to be paid or to declare a default under this Agreement or any of the other Loan Documents or from exercising any other rights and remedies of Lender.

2.9  Lender’s Records. Principal, Basic Interest and all other sums owed under any Loan Document shall be evidenced by entries in records maintained by Lender for such purpose. Each payment on and any other credits with respect to principal, Basic Interest and all other sums outstanding under any Loan Document shall be evidenced by entries in such records. Absent manifest error, Lender’s records shall be prima facie evidence thereof. Lender shall make such records available to Borrowers upon Borrowers’ reasonable request.

2.10  Grant of Security Interests; Filing of Financing Statements.

(a) To secure the timely payment and performance of all of the Obligations, each Borrower hereby grants to Lender continuing security interests in all of the Collateral of such Borrower. In connection with the foregoing, each Borrower authorizes Lender to prepare and file any financing statements in the United States describing the Collateral without otherwise obtaining such Borrower’s signature or consent with respect to the filing of such financing statements. In addition, each Borrower agrees to assist in the filing or recordation of such other documents or instruments as may be customary or reasonably required by Lender in accordance with the laws of the jurisdiction where such Borrower or its Collateral is located.

(b)  In furtherance of Borrowers’ grant of the security interests in the Collateral pursuant to Section 2.10(a) above, each Borrower hereby pledges, assigns and grants to Lender a security interest in all Shares, together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the Closing Date or at any time thereafter following Lender’s request, the certificate or certificates for the Shares will be delivered to Lender, accompanied by an instrument of assignment duly executed in blank by such Borrower, unless such Shares have not been certificated. To the extent required by the terms and conditions governing the Shares, each Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Lender may effect the transfer of any securities included in the Collateral (including but not limited to the Shares) into the name of Lender and cause new certificates representing such securities to be issued in the name of Lender or its transferee(s). Each Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Lender may reasonably request to perfect or continue the perfection of Lender’s security interest in the Shares. Unless an Event of Default shall have occurred and be continuing, each Borrower shall be entitled to exercise any voting rights with respect to the Shares and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to vote and give consents, waivers and ratifications shall terminate upon the occurrence and continuance of an Event of Default.

(c)  Each Borrower is and shall remain absolutely and unconditionally liable, on a joint and several basis, for the performance of the Obligations, including, without limitation, any deficiency by reason of the failure of the Collateral to satisfy all amounts due Lender under any of the Loan Documents.

(d)  The Liens in all Collateral granted or pledged (as applicable) by each Borrower under the Security Documents shall secure the timely payment and performance of all Obligations. Except as expressly provided in Section 6.5 of this Agreement, no Collateral in which Lender has been granted a Lien under the Security Documents shall be released by Lender until such time as all Obligations (other than inchoate indemnity obligations) have been satisfied and paid in full.

ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

Each Borrower, jointly and severally, represents and warrants that, except as set forth in the Supplement or the Schedule of Exceptions hereto, if any, as of the Closing Date and each Borrowing Date:

3.1  Due Organization. Each Borrower is a company or corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization or incorporation, and is duly qualified to conduct business and is in good standing in each other jurisdiction in which its business is conducted or its properties are located, except where the failure to be in good standing or so qualified would not reasonably be expected to have a Material Adverse Effect.

3.2  Authorization, Validity and Enforceability. The execution, delivery and performance of all Loan Documents executed by each Borrower are within each such Borrower’s corporate or company powers, have been duly authorized, and are not in conflict with any Borrower’s certificate of incorporation, by-laws, operating agreement or the terms of any charter or other organizational document of any Borrower (each to the extent applicable), as amended from time to time; and all such Loan Documents constitute valid and binding obligations of each Borrower, enforceable in accordance with their terms (except (i) as may be limited by bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights in general; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) subject to general principles of equity).

3.3  Compliance with Applicable Laws. Each Borrower has complied with all licensing, permit and fictitious name requirements necessary to lawfully conduct the business in which it is engaged, and to any sales, leases or the furnishing of services by such Borrower, including without limitation those requiring consumer or other disclosures, the noncompliance with which would have a Material Adverse Effect.

3.4  No Conflict. The execution, delivery, and performance by each Borrower of all Loan Documents are not in conflict with any law, rule, regulation, order or directive applicable to such Borrower, or any material indenture, agreement, or undertaking to which such Borrower is a party or by which such Borrower may be bound or affected. Without limiting the generality of the foregoing, the issuance of the Warrants and the grant of registration rights in connection therewith do not violate any agreement or instrument by which Parent is bound or require the consent of any holders of Parent’s securities other than consents which have been obtained prior to the Closing Date.

3.5  No Litigation, Claims or Proceedings. Except as set forth on Schedule 3.5 hereto, there is no litigation, tax claim, proceeding or dispute pending, or, to the knowledge of each Borrower, threatened against or affecting such Borrower, its property or the conduct of its business.

3.6  Correctness of Financial Statements. Borrowers’ consolidated financial statements which have been delivered to Lender fairly and accurately reflect in all material respects Borrowers’ financial condition in accordance with GAAP (except that unaudited financial information does not include certain non-cash expenses or balance sheet items such as stock compensation expense and any amounts related to any beneficial conversion features of any debt, convertible debt or convertible securities) as of the latest date of such financial statements; and, since that date there has been no Material Adverse Change.

3.7  Subsidiaries. Each Borrower is a majority owner of or in a control relationship with the business entities set forth on Schedule 3.7 hereto.

3.8  Environmental Matters. To its knowledge after reasonable inquiry, each Borrower has concluded that such Borrower is in compliance with Environmental Laws applicable to its business, except to the extent a failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect.

3.9  No Event of Default. No Default or Event of Default has occurred and is continuing.

3.10  Full Disclosure. None of the representations or warranties made by any Borrower in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of any Borrower in connection with the Loan Documents (including disclosure materials delivered by or on behalf of any Borrower to Lender prior to the Closing Date or pursuant to Section 5.2 hereof), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered, it being recognized by Lender that any projections and forecasts provided to Lender by Borrowers in good faith and based upon assumptions believed to be reasonable by Borrowers are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results.

3.11  Specific Representations Regarding Collateral.

(a)   Title. Except for the security interests created by this Agreement and Permitted Liens, (i) each Borrower is and will be the unconditional legal and beneficial owner of its Collateral, and (ii) such Collateral is genuine and subject to no Liens, rights or defenses of others. There exist no prior assignments or encumbrances of record with the U.S. Patent and Trademark Office, the U.S. Copyright Office or any equivalent offices and registrars in any foreign jurisdiction affecting any Collateral in favor of any third party, except for Permitted Liens.

(b)   Rights to Payment. The names of the obligors, amount owing to each Borrower, due dates and all other information with respect to the Rights to Payment are and will be correctly stated in all material respects in all Records relating to the Rights to Payment. Each Borrower further represents and warrants, to its knowledge, that each Person appearing to be obligated on a Right to Payment has authority and capacity to contract and is bound as it appears to be.

(c)   Location of Collateral. Each Borrower’s chief executive office, Inventory, Records, Equipment, and any other offices or places of business are located at the address(es) shown on the Supplement (or in transit to such locations), as updated by such Borrower from time to time in accordance with Section 5.9(c).

(d)   Business Names. Other than its full corporate name, no Borrower has conducted business using any trade names or fictitious business names except as shown on the Supplement.

3.12 Copyrights, Patents, Trademarks and Licenses.

(a)   Each Borrower owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other similar rights that are reasonably necessary for the operation of its business, without conflict with the rights of any other Person.

(b)   To each Borrower’s knowledge, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by such Borrower infringes upon any rights held by any other Person.

(c)   Except as set forth on Schedule 3.12 hereto, no claim or litigation regarding any of the foregoing is pending or, to each Borrower’s knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or proposed which, in either case, if adversely determined could reasonably be expected to have a Material Adverse Effect.

3.13  Regulatory Compliance. If applicable, each Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. If applicable, no event has occurred resulting from any Borrower’s failure to comply with ERISA that is reasonably likely to result in such Borrower’s incurring any liability that could have a Material Adverse Effect. No Borrower is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. No Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). If applicable, each Borrower has complied in all material respects with all the provisions of the Federal Fair Labor Standards Act.

3.14   Shares. Each Borrower has full power and authority to create a first priority Lien on the Shares, subject only to the Lien on the Shares under the 2017 Loan Agreement, and no disability or contractual obligation exists that would prohibit such Borrower from pledging the Shares pursuant to this Agreement. To each Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non-assessable. To each Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and such Borrower knows of no reasonable grounds for the institution of any such proceedings.

3.15  Compliance with Anti-Corruption Laws. Each Borrower has not taken any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws. Neither Borrower, nor to such Borrower’s knowledge its employees, agents and representatives, have, directly or indirectly, offered, paid, given, promised or authorized the payment of any money, gift or anything of value to any person acting in an official capacity for any government department, agency or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidate for political office. None of Borrower’s principals or staff are officers, employees or representatives of governments, government agencies, or government-owned or controlled enterprises.

3.16  Survival. The representations and warranties of Borrowers as set forth in this Agreement survive the execution and delivery of this Agreement.

ARTICLE 4 - CONDITIONS PRECEDENT

4.1  Conditions to First Loan. The obligation of Lender to make its first Loan hereunder is, in addition to the conditions precedent specified in Section 4.2 and in any Supplement, subject to the fulfillment of the following conditions and to the receipt by Lender of the documents described below, duly executed and in form and substance reasonably satisfactory to Lender and its counsel:

(a)   Resolutions. A copy of the resolutions of the Board of Directors of each Borrower authorizing the execution, delivery and performance by such Borrower of the Loan Documents, certified by an officer of each such Borrower as being true, correct and complete as of the Closing Date.

(b)   Incumbency and Signatures. A certificate of the secretary (or other senior officer) of each Borrower, in each case, certifying the names of the officer or officers of each such Borrower authorized to sign the Loan Documents, together with a sample of the true signature of each such officer.

(c)   Legal Opinion. The opinion of legal counsel for Borrowers as to such matters as Lender may reasonably request, in form and substance reasonably satisfactory to Lender.

(d)   Charter Documents. Copies of the updated organizational and charter documents (certificate of incorporation, bylaws, certificate of formation and operating agreement, as applicable) of each Borrower, certified by an officer of each such Borrower as being true, correct and complete as of the Closing Date.

(e)   This Agreement. Executed counterparts of this Agreement and the initial Supplement, with all schedules completed and attached thereto, and disclosing such information as is reasonably acceptable to Lender.

(f)    Lien Perfection Documents. Filing copies (or other evidence of filing reasonably satisfactory to Lender and its counsel) of such UCC financing statements, foreign lien registrations (if applicable), collateral assignments, account control agreements, and termination statements, with respect to the Collateral as Lender shall reasonably request.

(g)   Intellectual Property Security Agreement. An Intellectual Property Security Agreement, in form and substance reasonably satisfactory to Lender.

(h)   Lien Searches. UCC, judgment, bankruptcy and tax lien searches of each Borrower from such jurisdictions, countries or offices as Lender may reasonably request (e.g., jurisdictions in which the Collateral is located or in which a Borrower is organized or operates its business), all as of a date reasonably satisfactory to Lender and its counsel.

(i)    Good Standing Certificate. A certificate of status or good standing of each Borrower as of a date acceptable to Lender from the jurisdiction of such Borrower’s organization and any foreign jurisdictions where such Borrower is qualified to do business and the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

(j)    Warrants. Warrants issued by Parent exercisable for such number, type and class of shares of Parent’s capital stock, and for an initial exercise price as is specified therein.

(k)  Insurance Certificates. Insurance certificates (or equivalent) showing Lender as loss payee or additional insured on each Borrower’s commercial general liability and business personal property insurance policies.

(l)    Other Documents. Such other documents and instruments as Lender may reasonably request to effectuate the intents and purposes of this Agreement, including any Security Documents Lender determines are reasonably necessary or desirable to create, maintain, perfect or continue the perfection of Lender’s Liens in the Collateral.

4.2  Conditions to All Loans. The obligation of Lender to make its initial Loan and each subsequent Loan is subject to the following further conditions precedent that:

(a)   No Default. No Default or Event of Default has occurred and is continuing or will result from the making of any such Loan, and the representations and warranties of Borrowers contained in Article 3 of this Agreement and Part 3 of the Supplement are true and correct in all material respects as of the Borrowing Date of such Loan, except to the extent such representations and warranties are made as of a specified date in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

(b)   No Material Adverse Change. No event has occurred that has had or could reasonably be expected to have a Material Adverse Change.

(c)   Borrowing Request. Parent, on behalf of Borrowers, shall have delivered to Lender a Borrowing Request for such Loan.

(d)   Note. Borrowers shall have delivered an executed Note evidencing such Loan, substantially in the form attached to the Supplement as an exhibit.

(e)   Supplemental Lien Filings. Each Borrower shall have executed and delivered (or authorized the execution and delivery of) such additional Security Documents, any required filings or registrations for Lien perfection in the United States or any jurisdiction in which the Collateral is located, account control agreements, financing statements and third party waivers as Lender may reasonably request in connection with the proposed Loan, in order to create, protect or perfect or to maintain the perfection of Lender’s Liens on the Collateral.

(f)    VCOC Limitation. Lender shall not be obligated to make any Loan under its Commitment if at the time of or after giving effect to the proposed Loan Lender would no longer qualify as: (i) a “venture capital operating company” under U.S. Department of Labor Regulations Section 2510.3-101(d), Title 29 of the Code of Federal Regulations, as amended; and (ii) a “business development company” under the provisions of federal Investment Company Act of 1940, as amended; and (iii) a “regulated investment company” under the provisions of the Internal Revenue Code of 1986, as amended.

(g)   Financial Projections. Parent shall have delivered to Lender Parent’s business plan and/or financial projections or forecasts as most recently approved by Parent’s Board of Directors to the extent the foregoing has not been previously provided to Lender.

ARTICLE 5 - AFFIRMATIVE COVENANTS

During the term of this Agreement and until its performance of all Obligations, Borrowers will:

5.1  Notice to Lender. Promptly give written notice to Lender of:

(a)   Any litigation or administrative or regulatory proceeding affecting any Borrower where the amount claimed against such Borrower is at the Threshold Amount or more, or where the granting of the relief requested could reasonably be expected to have a Material Adverse Effect; or of the acquisition by any Borrower of any commercial tort claim, including brief details of such claim and such other information as Lender may reasonably request to enable Lender to better perfect its Lien in such commercial tort claim as Collateral.

(b)   Any substantial dispute which may exist between any Borrower and any governmental or regulatory authority which, if adversely determined, could reasonably be expected to result in a Material Adverse Change.

(c)   The occurrence of any Default or any Event of Default.

(d)   Any change in the location of any of Borrower’s places of business or Collateral at least thirty (30) days in advance of such change, or of the establishment of any new, or the discontinuance of any existing, place of business.

(e)   Any dispute or default by any Borrower or any other party under any joint venture, partnering, distribution, cross-licensing, strategic alliance, collaborative research or manufacturing, license or similar agreement which could reasonably be expected to have a Material Adverse Effect.

(f)    Any other matter which has resulted or could reasonably be expected to result in a Material Adverse Change.

(g)   Any Subsidiary that any Borrower intends to acquire or create.

(h)   The occurrence of any default or any event of default (howsoever defined) under the lease for 1826 Kramer Lane, Suite H, Austin TX 78758 or the enforcement or attempted enforcement by the landlord thereof of its Liens on the Collateral located there.

5.2  Financial Statements. Deliver to Lender or cause to be delivered to Lender, in form and detail reasonably satisfactory to Lender the following financial and other information, which each Borrower warrants shall be accurate and complete in all material respects as of the date so delivered:

(a)   Monthly Financial Statements. As soon as available but no later than thirty (30) days after the end of each month, Parent’s consolidated unaudited balance sheet as of the end of such period, and Parent’s consolidated unaudited income statement and cash flow statement for such period and for that portion of Parent’s financial reporting year ending with such period, prepared in accordance with GAAP (except that such unaudited financial information shall not be required to include certain non-cash expenses or balance sheet items such as stock compensation expense and any amounts related to any beneficial conversion features of any debt, convertible debt or convertible securities) and attested by a responsible financial officer of Parent as being complete and correct and fairly presenting in all material respects Borrowers’ financial condition and the results of Borrowers’ operations. After a Qualified Public Offering, the foregoing interim financial statements shall be delivered no later than 45 days after each fiscal quarter and for the quarter-annual fiscal period then ended.

(b)   Year-End Financial Statements. As soon as available but no later than the date delivered to Parent’s Board of Directors after and as of the end of each financial reporting year, a complete copy of Parent’s audit report, which shall include a consolidated balance sheet, income statement, statement of changes in equity and statement of cash flows for such year, prepared in accordance with GAAP and certified by an independent certified public accountant selected by Parent and reasonably satisfactory to Lender (the “Accountant”). With the exception of a qualification for a going concern, the Accountant’s certification shall not be qualified or limited due to a restricted or limited examination by the Accountant of any material portion of Borrowers’ records or otherwise. Notwithstanding the foregoing, if Parent’s Board of Directors does not require Borrowers’ financial statements to be audited for a particular financial reporting year, then Borrowers shall deliver to Lender unaudited financial statements for such year, including the items described in, and in the timeframe specified in, this Section 5.2(b).

(c)   Compliance Certificates. Simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and (b) above, a certificate of Parent, substantially in the form of Exhibit “C” to the Supplement (the “Compliance Certificate”), which shall certify, among other things, whether any Default or Event of Default exists on the date of such certificate, and if so, setting forth the details thereof and the action which Borrowers are taking or propose to take with respect thereto. A Compliance Certificate also shall be delivered to Lender on the Closing Date. Lender agrees that the financial statements delivered to it pursuant to Sections 5.2(a) and 5.2(b) above and the materials delivered pursuant to Section 5.2(c) above, and any information related to such financial statements and materials set forth on a compliance certificate delivered to it pursuant to this Section 5.2(c), shall be considered Confidential Information and subject to the obligations and restrictions set forth in Section 9.13.

(d)   Government Required Reports; Press Releases. Promptly after sending, issuing, making available, or filing, copies of all statements released to any news media for publication, all material reports, proxy statements, and financial statements that any Borrower sends or makes available to its stockholders, and, not later than five (5) Business Days after actual filing or the date such filing was first due, all registration statements and reports that any Borrower files or is required to file with the Securities and Exchange Commission (the “SEC”), or any other governmental or regulatory authority; provided, however, that after a Qualified Public Offering no such document shall be required to be delivered pursuant to this Section 5.2(d) if the document is otherwise readily available electronically from the SEC; provided, further, that after a Qualified Public Offering, Borrowers shall give Lender prompt written notice of all material documents filed with the SEC.

(e)   Other Information. Such other statements, lists of property and accounts, budgets (as updated), sales projections, forecasts, reports, 409A valuation reports (as updated), operating plans, financial exhibits, detailed capitalization tables (as updated) and information relating to equity and debt financings consummated after the Closing Date (including post-closing capitalization table(s)), or other information as Lender, in each case, may from time to time reasonably request. In addition to the foregoing, each Borrower will promptly provide to Lender copies of all board books (or equivalent) delivered to such Borrower’s board of directors in connection with board meetings or otherwise, except to the extent that providing copies of such board packages or any portion thereof would reasonably be expected to adversely affect the attorney-client privilege between any Borrower and its counsel. Lender agrees that the information disclosed to it pursuant to this Section 5.2(e) shall be considered Confidential Information and subject to the obligations and restrictions set forth in Section 9.13.

5.3  Managerial Assistance from Lender. At no cost to Borrowers, permit Lender to substantially participate in, and substantially influence the conduct of management of each Borrower through the exercise of “management rights,” as that term is defined in 29 C.F.R. § 2510.3-101(d), including without limitation the following rights:

(a)   Each Borrower agrees that (i) it will make its officers and directors available at such times as Lender may reasonably request for Lender to consult with and advise as to the conduct of such Borrower’s business, its equipment and financing plans, and its financial condition and prospects (but in no case more than once in any calendar year, without counting any inspection or visitation right exercised under Sections 5.6 or 5.9, or Article 7 or 8 hereof), (ii) Lender shall have the right to inspect each Borrower’s books, records, facilities and properties at reasonable times during normal business hours on reasonable advance notice (but in no case more than once in any calendar year, without counting any inspection or visitation right exercised under Sections 5.6 or 5.9, or Articles 7 or 8 hereof), and (iii) Lender shall be entitled to recommend prospective candidates for election or nomination for election to each Borrower’s Board of Directors, but such Borrower shall not be bound by such recommendations, it being the intention of the parties that Lender shall be entitled through such rights, inter alia, to furnish “significant managerial assistance”, as defined in Section 2(a)(47) of the Investment Company Act of 1940, to each Borrower.

(b)   Without limiting the generality of (a) above, if Lender reasonably believes that financial or other developments affecting any Borrower have impaired or are likely to impair Borrowers’ ability to perform the Obligations under this Agreement, permit Lender reasonable access to such Borrower’s management and/or Board of Directors and opportunity to present Lender’s views with respect to such developments.

Lender shall cooperate with each Borrower to ensure that the exercise of Lender’s rights shall not disrupt the business of such Borrower. The rights enumerated above shall not be construed as giving Lender control over any Borrower’s management or policies or impose any obligation on any Borrower to follow any advice provided by Lender. Each Borrower shall not be required under this Section 5.3 to provide access to information which would reasonably be expected to adversely affect the attorney-client privilege between any Borrower and its counsel. The covenants contained in this Section 5.3 shall terminate upon the consummation of a Qualified Public Offering. Lender agrees that any information disclosed to it pursuant to this Section 5.3 shall be deemed to be confidential information for purposes of Section 9.13 hereof.

5.4  Existence. Maintain and preserve each Borrower’s existence, present form of business, and all rights and privileges necessary or desirable in the normal course of its business; and keep all such Borrower’s property in good working order and condition, ordinary wear and tear excepted.

5.5  Insurance. Obtain and keep in force insurance in such amounts and types as is usual in the type of business conducted by each Borrower, with insurance carriers having a policyholder rating of not less than “A” and financial category rating of Class VII in “Best’s Insurance Guide,” unless otherwise approved by Lender. Such insurance policies must be in form and substance reasonably satisfactory to Lender, and shall list Lender as an additional insured or loss payee, as applicable, on endorsement(s) in form reasonably acceptable to Lender. Each Borrower shall furnish to Lender such endorsements, and upon Lender’s request, copies of any or all such policies. Each Borrower agrees not to set-off any of the insurance proceeds payable to Lender with respect to the Collateral, except for the unpaid balance of insurance premiums for insuring the Collateral for the current year only, and agrees to notify Lender of any cancellation or termination of any insurance policy at least thirty (30) days prior to such cancellation or termination, notwithstanding any provision to the contrary under Applicable Law.

5.6  Accounting Records. Maintain adequate books, accounts and records, and prepare all financial statements in accordance with GAAP to the extent applicable (except for certain non-cash adjustments by year-end and certain adjustments that may be made as a result of an audit), and in compliance with the regulations of any governmental or regulatory authority having jurisdiction over any Borrower or any such Borrower’s business; and upon reasonable prior notice, permit employees or agents of Lender at such reasonable times during normal business hours as Lender may request, at Lender’s expense (unless an Event of Default has occurred and is then continuing, in such case, at Borrowers’ expense), to inspect each Borrower’s properties, and to examine, and make copies and memoranda of each Borrower’s books, accounts and records subject to any confidentiality and nondisclosure requirements that any Borrower may reasonably request. Notwithstanding the foregoing, if no Event of Default has occurred and is continuing, Lender shall limit such inspections to no more than once every six months.

5.7  Compliance with Laws. Comply with all laws (including Environmental Laws), rules, regulations applicable to, and all orders and directives of any governmental or regulatory authority having jurisdiction over, each Borrower or such Borrower’s business, except when the failure to so comply would not reasonably be expected to have a Material Adverse Effect, and with all material agreements to which such Borrower is a party, except where the failure to so comply would not have a Material Adverse Effect.

5.8  Taxes and Other Liabilities. Pay all Borrowers’ Indebtedness when due; pay all taxes and other governmental or regulatory assessments before delinquency or before any penalty attaches thereto, except as may be contested in good faith by the appropriate procedures and for which such Borrower shall maintain appropriate reserves; and timely file all required tax returns.

5.9  Special Collateral Covenants.

(a)   Maintenance of Collateral; Inspection. Do all things reasonably necessary to maintain, preserve, protect and keep all Collateral in good working order and salable condition, ordinary wear and tear and obsolescence excepted, deal with the Collateral in all ways as are considered standard practice by owners of like property, and use the Collateral lawfully and, to the extent applicable, only as permitted by each Borrower’s insurance policies. Maintain, or cause to be maintained, materially complete and accurate Records relating to the Collateral. Upon reasonable prior notice at reasonable times during normal business hours (but in no case more than once every six months if no Event of Default has occurred and is continuing), each Borrower hereby authorizes Lender’s officers, employees, representatives and agents to inspect the Collateral and to discuss the Collateral and the Records relating thereto with each such Borrower’s officers and employees, and, in the case of any Right to Payment after the occurrence and during the continuance of an Event of Default, with any Person which is or may be obligated thereon. The inspections described in this Section 5.9(a) shall be at Borrowers’ expense.

(b)   Documents of Title. Not sign or authorize the signing of any financing statement or other document naming any Borrower as debtor or obligor, or acquiesce or cooperate in the issuance of any bill of lading, warehouse receipt or other document or instrument of title with respect to any Collateral, except those negotiated to Lender, or those naming Lender as secured party, or if solely to create, perfect or maintain a Permitted Lien.

(c)   Change in Location or Name. Without at least 10 Business Days’ prior written notice to Lender: (a) not relocate any Collateral or Records, its chief executive office, or establish a place of business at a location other than as specified in the Supplement; and (b) not change its name, mailing address, location of Collateral, jurisdiction of organization or its legal structure.

(d)   Decals, Markings. At the request of Lender, to the extent commercially practicable, firmly affix a decal, stencil or other marking to designated items of Equipment, indicating thereon the security interest of Lender; provided, however, that Lender agrees to not make such a request unless Lender reasonably believes that an event which would have a material adverse effect with respect to, or cause confusion as to the identification of, such Equipment (or other Collateral) or Lender’s Lien interests therein, is reasonably likely to occur.

(e)   Agreement with Persons in Possession of Collateral. Obtain and maintain such acknowledgments, consents, waivers and agreements (each a “Waiver”) from the owner, operator, lienholder, mortgagee, landlord or any Person in possession of tangible Collateral in excess of $25,000 per location as Lender may reasonably require, all in form and substance reasonably satisfactory to Lender.

(f)   Certain Agreements on Rights to Payment. Other than in the ordinary course of business, not make any material discount, credit, rebate or other reduction in the original amount owing on a Right to Payment or accept in satisfaction of a Right to Payment less than the original amount thereof.

5.10  Authorization for Automated Clearinghouse Funds Transfer. (i) Authorize Lender to initiate debit entries to the Primary Operating Account, specified in the Supplement hereto, through Automated Clearinghouse (“ACH”) transfers, in order to satisfy the regularly scheduled monthly payments of principal and interest; (ii) provide Lender at least thirty (30) days notice of any change in the Primary Operating Account; and (iii) grant Lender any additional authorizations necessary to begin ACH debits for regularly scheduled monthly payments of principal and interest from a new account which becomes the Primary Operating Account.

5.11  Anti-Corruption Laws. Provide true, accurate and complete information in all product orders, reimbursement requests and other communications relating to Borrower and its products.

ARTICLE 6 - NEGATIVE COVENANTS

During the term of this Agreement and until the performance of all Obligations, no Borrower will:

6.1  Indebtedness. Be indebted for borrowed money, the deferred purchase price of property, or leases which would be capitalized in accordance with GAAP; or become liable as a surety, guarantor, accommodation party or otherwise for or upon the obligation of any other Person, except:

(a)   Indebtedness incurred for the acquisition of supplies or inventory on normal trade credit;

(b)   Indebtedness incurred pursuant to one or more transactions permitted under Section 6.4;

(c)   Indebtedness of Borrowers under this Agreement;

(d)   Subordinated Debt;

(e)   Indebtedness which is either (i) convertible or otherwise exchangeable for shares of the Parent’s capital stock with the principal purpose of raising capital or (ii) arising under customary bridge financing arrangements with accredited investors, or venture capital, investment banking or similar institutions which sometimes engage in lending activities, but which are primarily engaged in investments in equity securities, provided that, in either case, each holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of such holder to enforce remedies against Parent following default have been made subordinate to the Liens of Lender and to the prior payment to Lender of the Obligations, either (A) pursuant to a written intercreditor agreement approved by Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Lender in its sole but reasonable discretion;

(f)    any Indebtedness approved by Lender prior to the Closing Date as shown on Schedule 6.1; and

(g)   Indebtedness of Borrower pursuant to the 2017 Loan Agreement.

6.2  Liens. Create, incur, assume or permit to exist any Lien, or grant any other Person a negative pledge, on any Borrower’s property, except Permitted Liens.

6.3  Dividends. Except after a Qualified Public Offering, pay any dividends or purchase, redeem or otherwise acquire or make any other distribution with respect to any of Borrower’s capital stock, except (a) dividends or other distributions solely of capital stock of Parent, and (b) so long as no Event of Default has occurred and is continuing, repurchases of stock from employees, directors or consultants upon termination of employment under reverse vesting or similar repurchase plans not to exceed $100,000 in any calendar year, and (c) conversion of any of its securities into other securities pursuant to the terms of such securities or otherwise in exchange therefor.

6.4  Fundamental Changes. (a)  Liquidate or dissolve; (b) enter into, or permit any of Borrowers’ Subsidiaries to enter into, any Change of Control; or (c) acquire, or permit any of Borrowers’ Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person. Notwithstanding anything to the contrary in this Section 6.4, Borrowers may enter into a transaction that will constitute a Change of Control so long as: (i) the Person that results from such Change of Control (the “Surviving Entity”) shall have executed and delivered to Lender an agreement in form and substance reasonably satisfactory to Lender, containing an assumption by the Surviving Entity of the due and punctual payment and performance of all Obligations and performance and observance of each covenant and condition of Borrowers in the Loan Documents; (ii) all such obligations of the Surviving Entity to Lender shall be guaranteed by any Person that directly or indirectly owns or controls 50% or more of the voting stock of the Surviving Entity; (iii) immediately after giving effect to such Change of Control, no Event of Default or, event which with the lapse of time or giving of notice or both, would result in an Event of Default shall have occurred and be continuing; and (iv) the credit risk to Lender, in its sole discretion, with respect to the Obligations and the Collateral shall not be increased. In determining whether the proposed Change of Control would result in an increased credit risk, Lender may consider, among other things, changes in Borrowers’ management team(s), employee base, access to equity markets, venture capital support, financial position and/or disposition of intellectual property rights which may reasonably be anticipated as a result of the Change of Control. In addition, (i) a Subsidiary may merge or consolidate into another Subsidiary and (ii) a Borrower may consolidate or merge with any of such Borrower’s Subsidiaries provided that such Borrower is the continuing or surviving Person.

6.5  Sales of Assets. Sell, transfer, lease, license or otherwise dispose of (a “Transfer”) any of Borrowers’ assets (including, without limitation, Shares and indebtedness of any Subsidiary), except (i) licenses of Intellectual Property for fair consideration in the ordinary course of business consistent with industry practice, provided that such licenses of Intellectual Property neither result in a legal transfer of title of the licensed Intellectual Property nor have the same effect as a sale of such Intellectual Property; (ii) Transfers of worn-out, obsolete or surplus property (each as determined by the applicable Borrower in its reasonable judgment); (iii) Transfers of Inventory in the ordinary course of business; (iv) Transfers constituting Permitted Liens; (v) Transfers permitted in Section 6.6 hereunder; and (vi) Transfers of Collateral (other than Intellectual Property) for fair consideration and in the ordinary course of its business.

6.6  Loans/Investments. Make or suffer to exist any loans, guaranties, advances, or investments, except:

(a)   accounts receivable in the ordinary course of Borrower’s business;

(b)   investments in domestic certificates of deposit issued by, and other domestic investments with, financial institutions organized under the laws of the United States or a state thereof, having at least One Hundred Million Dollars ($100,000,000) in capital and a rating of at least “investment grade” or “A” by Moody’s or any successor rating agency;

(c)   investments in marketable obligations of the United States of America or its agencies or any state and in open market commercial paper given the highest credit rating by a national credit agency and maturing not more than one year from the creation thereof;

(d)   temporary advances to cover incidental expenses to be incurred in the ordinary course of business;

(e)   investments in joint ventures, strategic alliances, licensing and similar arrangements customary in the applicable Borrower’s industry and which do not require such Borrower to assume or otherwise become liable for the obligations of any third party not directly related to or arising out of such arrangement or, without the prior written consent of Lender, require such Borrower to transfer ownership of non-cash assets to such joint venture or other entity;

(f)   investments of cash in one or more wholly-owned Subsidiaries of a Borrower, so long as in accordance with Section 6.14(a) of this Agreement, each such Person has been made a co-borrower hereunder or has executed and delivered to Lender an agreement, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations; and

(g)   to the extent not otherwise covered above, investments in the ordinary course of business and permitted under the applicable Borrower’s investment policy as approved by its board of directors, which policy shall be provided to Lender.

6.7  Transactions with Related Persons. Directly or indirectly enter into any transaction with or for the benefit of a Related Person on terms more favorable to the Related Person than would have been obtainable in an “arms’ length” dealing, unless approved by the disinterested members of the applicable Borrower’s board of directors.

6.8  Other Business. Engage in any material line of business other than the business each Borrower conducts as of the Closing Date or any business reasonably related or incidental thereto.

6.9  Financing Statements and Other Actions. Fail to execute and deliver to Lender all financing statements, notices and other documents (including, without limitation, as applicable, any filings with (i) the United States Patent and Trademark Office, (ii) the United States Copyright Office and (iii) the equivalent offices and registrars in any foreign jurisdictions as Lender determines is necessary for Lien perfection under foreign law) from time to time reasonably requested by Lender to maintain a perfected first priority security interest in the Collateral in favor of Lender, subject to Permitted Liens; perform such other acts, and execute and deliver to Lender such additional conveyances, assignments, agreements and instruments, as Lender may at any time request in connection with the administration and enforcement of this Agreement or Lender’s rights, powers and remedies hereunder.

6.10  Compliance. Become an “investment company” or controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Loan for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or permit any of its subsidiaries to do any of the foregoing.

6.11  Other Deposit and Securities Accounts. Maintain any Deposit Accounts or accounts holding securities owned by any Borrower except (i) Deposit Accounts and investment/securities accounts as set forth in the Supplement, and (ii) other Deposit Accounts and securities/investment accounts, in each case, with respect to which such Borrower and Lender shall have taken such action as Lender reasonably deems necessary to obtain a perfected first priority security interest therein, subject to Permitted Liens. The provisions of the previous sentence shall not apply to Deposit Accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any Borrower’s employees.

6.12  Prepayment of Indebtedness. Prepay, redeem or otherwise satisfy in any manner prior to the scheduled repayment thereof any Indebtedness (other than the Loans). Notwithstanding the foregoing, Lender agrees that the conversion or exchange into a Borrower’s equity securities of any Indebtedness (other than the Loans) shall not be prohibited by this Section 6.12.

6.13  Repayment of Subordinated Debt. Repay, prepay, redeem or otherwise satisfy in any manner any Subordinated Debt, except in accordance with the terms of any subordination agreement among the applicable Borrower, Lender and the holder(s) of such Subordinated Debt. Notwithstanding the foregoing, Lender agrees that the conversion or exchange into a Borrower’s equity securities of any Subordinated Debt and the payment of cash in lieu of fractional shares shall not be prohibited by this Section 6.13.

6.14  Subsidiaries.

(a)   Acquire or create any Subsidiary, unless such Subsidiary becomes, at Lender’s option, either a co-borrower hereunder or executes and delivers to Lender one or more agreements, in form and substance reasonably satisfactory to Lender, containing a guaranty of the Obligations that is secured by first priority Liens on such Person’s assets. For clarity, the parties acknowledge and agree that Lender shall have the exclusive right to determine whether any such Person will be made a co-borrower hereunder or a guarantor of the Obligations. Prior to the acquisition or creation of any such Subsidiary, Borrowers shall notify Lender thereof in writing, which notice shall contain the jurisdiction of such Person’s formation and include a description of such Person’s fully diluted capitalization and Borrowers’ purpose for its acquisition or creation of such Subsidiary. Notwithstanding the foregoing or anything in this Agreement to the contrary, Lender acknowledges and agrees that Virtuix Manufacturing (Zhuhai) Co., Ltd., the Chinese Subsidiary of Virtuix Manufacturing Limited, shall not be required to become a co-borrower hereunder or a guarantor of the Obligations.

(b)   Sell, transfer, encumber or otherwise dispose of a Borrower’s ownership interest in any Subsidiary of such Borrower, other than Permitted Liens. In furtherance of the foregoing, Virtuix Inc. shall at all times remain a wholly-owned subsidiary of Parent.

(c)   Cause or permit a Subsidiary to do any of the following: (i) grant Liens on such Subsidiary’s assets, except for Liens that would constitute Permitted Liens if incurred by such Borrower and Liens on any property held or acquired by such Subsidiary in the ordinary course of its business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property; and (ii) issue any additional Shares.

6.15  Leases. Create, incur, assume, or suffer to exist any obligation as lessee for the rental or hire of any personal property.

6.16  Anti-Corruption Laws.

(a)   Take any action that would cause a violation of any anti-corruption law, including but not limited to, the Foreign Corrupt Practices Act, the United Kingdom Bribery Act, and all other applicable anti-corruption laws.

(b)   Directly or indirectly, offer, pay, give, promise or authorize the payment of any money, gift, or anything of value to any person acting in an official capacity for any government department, agency, or instrumentality, including state-owned or controlled companies or entities, and public international organizations, as well as a political party or official thereof or candidates for political office.

ARTICLE 7 - EVENTS OF DEFAULT

7.1  Events of Default; Acceleration. Upon the occurrence and during the continuance of any Default, the obligation of Lender to make any additional Loan shall be temporarily suspended. The occurrence of any of the following (each, an “Event of Default”) shall terminate any obligation of Lender to make any additional Loan; and shall, at the option of Lender (1) make all sums of Basic Interest and principal, as well as any other Obligations and other amounts owing under any Loan Documents, immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands, and (2) give Lender the right to exercise any other right or remedy provided by contract or applicable law:

(a)   Borrowers shall fail to pay any principal or interest under this Agreement or any Note, or fail to pay any fees or other charges when due under any Loan Document, and such failure continues for three (3) Business Days or more after the same first becomes due; or an Event of Default as defined in any other Loan Document shall have occurred and be continuing.

(b)       Any representation or warranty made, or financial statement, certificate or other document provided, by any Borrower under any Loan Document shall prove to have been false or misleading in any material respect when made or deemed made herein.

(c)       (i) Any Borrower shall fail to pay its debts generally as they become due; or (ii) any Borrower shall commence any Insolvency Proceeding with respect to itself, an involuntary Insolvency Proceeding shall be filed against any Borrower, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of any Borrower, and such involuntary Insolvency Proceeding, petition or appointment is acquiesced to by Borrower or is not dismissed within forty five (45) days; or (iii) the dissolution, winding up, or termination of the business or cessation of operations of any Borrower (including any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of such Borrower pursuant to the provisions of such Borrower’s charter documents); or (iv) any Borrower shall take any corporate action for the purpose of effecting, approving, or consenting to any of the foregoing.

(d)       Any Borrower shall be in default beyond any applicable period of grace or cure under any other material agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to Lender or to any Person in an amount in excess of the Threshold Amount.

(e)       Any governmental or regulatory authority shall take any judicial or administrative action, or any defined benefit pension plan maintained by any Borrower shall have any unfunded liabilities, any of which, in the reasonable judgment of Lender, could reasonably be expected to have a Material Adverse Effect.

(f)       Any sale, transfer or other disposition of all or a substantial or material part of the assets of any Borrower, including without limitation to any trust or similar entity, shall occur, except as otherwise permitted herein.

(g)       Any judgment(s) singly or in the aggregate in excess of the Threshold Amount shall be entered against any Borrower which remain unsatisfied, unvacated or unstayed pending appeal for ten (10) or more Business Days after entry thereof.

(h)       Any Borrower shall fail to perform or observe any covenant contained in Article 6 of this Agreement.

(i)       Any Borrower shall fail to perform or observe any covenant contained in Article 5 or elsewhere in this Agreement or any other Loan Document (other than a covenant which is dealt with specifically elsewhere in this Article 7) and, if capable of being cured, the breach of such covenant is not cured within 30 days after the sooner to occur of such Borrower’s receipt of notice of such breach from Lender or the date on which such breach first becomes known to any senior officer of such Borrower; provided, however that if such breach is not capable of being cured within such 30-day period and such Borrower timely notifies Lender of such fact and such Borrower diligently pursues such cure, then the cure period shall be extended to the date requested in such Borrower’s notice but in no event more than 90 days from the initial breach; provided, further, that such additional 60-day opportunity to cure shall not apply in the case of any failure to perform or observe any covenant which has been the subject of a prior failure within the preceding 180 days or which is a willful and knowing breach by such Borrower.

7.2       Remedies upon Default. Subject to the Forbearance Period, upon the occurrence and during the continuance of an Event of Default, Lender shall be entitled to, at its option, exercise any or all of the rights and remedies available to a secured party under the UCC or any other applicable law (including laws of the United States and any jurisdiction in which the Collateral is located), and exercise any or all of its rights and remedies provided for in this Agreement and in any other Loan Document. The obligations of Borrowers under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Obligations is rescinded or must otherwise be returned by Lender upon, on account of, or in connection with, the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

7.3       Sale of Collateral. Subject to the Forbearance Period, upon the occurrence and during the continuance of an Event of Default, Lender may sell all or any part of the Collateral, at public or private sales, to itself, a wholesaler, retailer or investor, for cash, upon credit or for future delivery, and at such price or prices as Lender may deem commercially reasonable. To the extent permitted by law, each Borrower hereby specifically waives all rights of redemption and any rights of stay or appraisal which it has or may have under any applicable law in effect from time to time. Any such public or private sales shall be held at such times and at such place(s) as Lender may determine. In case of the sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by Lender until the selling price is paid by the purchaser, but Lender shall not incur any liability in case of the failure of such purchaser to pay for the Collateral and, in case of any such failure, such Collateral may be resold. Lender may, instead of exercising its power of sale, proceed to enforce its security interest in the Collateral by seeking a judgment or decree of a court of competent jurisdiction. Without limiting the generality of the foregoing, but subject to the Forbearance Period, upon the occurrence and during the continuance of an Event of Default,

(1)       Subject to the rights of any third parties, Lender may license, or sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Copyrights, Patents or Trademarks included in the Collateral throughout the world for such term or terms, on such conditions and in such manner as Lender shall in its sole discretion determine;

(2)       Lender may (without assuming any obligations or liability thereunder), at any time and from time to time, enforce (and shall have the exclusive right to enforce) against any licensee or sublicensee all rights and remedies of any Borrower in, to and under any Copyright Licenses, Patent Licenses or Trademark Licenses and take or refrain from taking any action under any thereof, and each Borrower hereby releases Lender from, and agrees to hold Lender free and harmless from and against any claims arising out of, any lawful action so taken or omitted to be taken with respect thereto other than claims arising out of Lender’s gross negligence or willful misconduct; and

(3)       Upon request by Lender, each Borrower will execute and deliver to Lender a power of attorney, in form and substance reasonably satisfactory to Lender for the implementation of any lease, assignment, license, sublicense, grant of option, sale or other disposition of a Copyright, Patent or Trademark. In the event of any such disposition pursuant to this clause 3, each Borrower shall supply its know-how and expertise relating to the products or services made or rendered in connection with Patents, the manufacture and sale of the products bearing Trademarks, and its customer lists and other records relating to such Copyrights, Patents or Trademarks and to the distribution of said products, to Lender.

(4)       If, at any time when Lender shall determine to exercise its right to sell the whole or any part of the Shares hereunder, such Shares or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act (or any similar statute), then Lender may, in its discretion (subject only to applicable requirements of law), sell such Shares or part thereof by private sale in such manner and under such circumstances as Lender may deem necessary or advisable, but subject to the other requirements of this Article 7, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event, Lender in its discretion may (i) in accordance with applicable securities laws proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Shares or part thereof could be or shall have been filed under the Securities Act (or similar statute), (ii) approach and negotiate with a single possible purchaser to effect such sale, and (iii) restrict such sale to a purchaser who is an accredited investor under the Securities Act and who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Shares or any part thereof. In addition to a private sale as provided above in this Article 7, if any of the Shares shall not be freely distributable to the public without registration under the Securities Act (or similar statute) at the time of any proposed sale pursuant to this Article 7, then Lender shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject only to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions:

(A)       as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale;

(B)       as to the content of legends to be placed upon any certificates representing the Shares sold in such sale, including restrictions on future transfer thereof;

(C)       as to the representations required to be made by each Person bidding or purchasing at such sale relating to such Person’s access to financial information about Borrower or any of its Subsidiaries and such Person’s intentions as to the holding of the Shares so sold for investment for its own account and not with a view to the distribution thereof; and

(D)       as to such other matters as Lender may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the Bankruptcy Code and other laws affecting the enforcement of creditors’ rights and the Securities Act and all applicable state securities laws.

(5)       Each Borrower recognizes that Lender may be unable to effect a public sale of any or all the Shares and may be compelled to resort to one or more private sales thereof in accordance with clause (4) above. Each Borrower also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. Lender shall be under no obligation to delay a sale of any of the Shares for the period of time necessary to permit the applicable Subsidiary to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower and/or the Subsidiary would agree to do so.

7.4       Borrowers’ Obligations upon Default. Upon the request of Lender after the occurrence and during the continuance of an Event of Default, each Borrower will:

(a)       Assemble and make available to Lender the Collateral at such place(s) as Lender shall reasonably designate, which places(s) shall be within the jurisdiction(s) such Collateral is located at the time of such request, segregating all Collateral so that each item is capable of identification; and

(b)       Subject to the rights of any lessor, permit Lender, by Lender’s officers, employees, agents and representatives, to enter any premises where any Collateral is located, to take possession of the Collateral, to complete the processing, manufacture or repair of any Collateral, and to remove the Collateral, or to conduct any public or private sale of the Collateral, all without any liability of Lender for rent or other compensation for the use of such Borrower’s premises.

ARTICLE 8 - SPECIAL COLLATERAL PROVISIONS

8.1       Compromise and Collection. Borrowers and Lender recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Rights to Payment; that certain of the Rights to Payment may be or become uncollectible in whole or in part; and that the expense and probability of success of litigating a disputed Right to Payment may exceed the amount that reasonably may be expected to be recovered with respect to such Right to Payment. Each Borrower hereby authorizes Lender, after and during the continuance of an Event of Default, to compromise with the obligor, accept in full payment of any Right to Payment such amount as Lender shall negotiate with the obligor, or abandon any Right to Payment. Any such action by Lender shall be considered commercially reasonable so long as Lender acts in good faith based on information known to it at the time it takes any such action.

8.2       Performance of Borrowers’ Obligations. Without having any obligation to do so, upon reasonable prior notice to Borrowers, Lender may perform or pay any obligation which any Borrower has agreed to perform or pay under this Agreement, including, without limitation, the payment or discharge of taxes or Liens levied or placed on or threatened against the Collateral. In so performing or paying, Lender shall determine the action to be taken and the amount necessary to discharge such obligations. Borrowers shall reimburse Lender within 10 days after demand for any amounts paid by Lender pursuant to this Section, which amounts shall constitute Obligations secured by the Collateral and shall bear interest from the date of demand at the Default Rate.

8.3       Power of Attorney. For the purpose of protecting and preserving the Collateral and Lender’s rights under this Agreement, each Borrower hereby irrevocably appoints Lender, with full power of substitution, as its attorney-in-fact with full power and authority, after the occurrence and during the continuance of an Event of Default, to do any act which such Borrower is obligated to do hereunder; to exercise such rights with respect to the Collateral as such Borrower might exercise; to use such Inventory, Equipment, Fixtures or other property as such Borrower might use; to enter such Borrower’s premises; to give notice of Lender’s security interest in, and to collect the Collateral; and before or after Default, to execute and file in any Borrower’s name any financing statements, amendments and continuation statements, account control agreements or other Security Documents necessary or desirable to create, maintain, perfect or continue the perfection of Lender’s security interests in the Collateral. Each Borrower hereby ratifies all that Lender shall lawfully do or cause to be done by virtue of this appointment.

8.4       Authorization for Lender to Take Certain Action. The power of attorney created in Section 8.3 is a power coupled with an interest and shall be irrevocable during the term of this Agreement and until the performance of all Obligations of Borrowers. The powers conferred on Lender hereunder are solely to protect its interests in the Collateral and shall not impose any duty upon Lender to exercise such powers. Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and in no event shall Lender or any of its directors, officers, employees, agents or representatives be responsible to any Borrower for any act or failure to act, except for gross negligence or willful misconduct. After the occurrence and during the continuance of an Event of Default, Lender may exercise this power of attorney without notice to or assent of any Borrower, in the name of Borrower, or in Lender’s own name, from time to time in Lender’s sole discretion and at Borrowers’ expense. To further carry out the terms of this Agreement, after the occurrence and during the continuance of an Event of Default, Lender may:

(a)       Execute any statements or documents or take possession of, and endorse and collect and receive delivery or payment of, any checks, drafts, notes, acceptances or other instruments and documents constituting Collateral, or constituting the payment of amounts due and to become due or any performance to be rendered with respect to the Collateral.

(b)       Sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts; drafts, certificates and statements under any commercial or standby letter of credit relating to Collateral; assignments, verifications and notices in connection with Accounts; or any other documents relating to the Collateral, including without limitation the Records.

(c)       Use or operate Collateral or any other property of any Borrower for the purpose of preserving or liquidating Collateral.

(d)       File any claim or take any other action or proceeding in any court of law or equity or as otherwise deemed appropriate by Lender for the purpose of collecting any and all monies due or securing any performance to be rendered with respect to the Collateral.

(e)       Commence, prosecute or defend any suits, actions or proceedings or as otherwise deemed appropriate by Lender for the purpose of protecting or collecting the Collateral. In furtherance of this right, upon the occurrence and during the continuance of an Event of Default, Lender may apply for the appointment of a receiver or similar official to operate any Borrower’s business.

(f)       Prepare, adjust, execute, deliver and receive payment under insurance claims, and collect and receive payment of and endorse any instrument in payment of loss or returned premiums or any other insurance refund or return, and apply such amounts at Lender’s sole discretion, toward repayment of the Obligations or replacement of the Collateral.

8.5       Application of Proceeds. Any Proceeds and other monies or property received by Lender pursuant to the terms of this Agreement or any Loan Document may be applied by Lender first to the payment of expenses of collection, including without limitation reasonable attorneys’ fees, and then to the payment of the Obligations in such order of application as Lender may elect.

8.6       Deficiency. If the Proceeds of any disposition of the Collateral are insufficient to cover all costs and expenses of such sale and the payment in full of all the Obligations, plus all other sums required to be expended or distributed by Lender, then each Borrower shall be liable, on a joint and several basis, for any such deficiency.

8.7       Lender Transfer. Upon the transfer of all or any part of the Obligations, Lender may transfer all or part of the Collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such Collateral so transferred, and the transferee shall be vested with all the rights and powers of Lender hereunder with respect to such Collateral so transferred, but with respect to any Collateral not so transferred, Lender shall retain all rights and powers hereby given.

8.8       Lender’s Duties.

(a)       Lender shall use reasonable care in the custody and preservation of any Collateral in its possession. Without limitation on other conduct which may be considered the exercise of reasonable care, Lender shall be deemed to have exercised reasonable care in the custody and preservation of such Collateral if such Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, declining value, tenders or other matters relative to any Collateral, regardless of whether Lender has or is deemed to have knowledge of such matters; or taking any necessary steps to preserve any rights against any Person with respect to any Collateral. Under no circumstances shall Lender be responsible for any injury or loss to the Collateral, or any part thereof, arising from any cause beyond the reasonable control of Lender.

(b)       Lender may at any time deliver the Collateral or any part thereof to any Borrower and the receipt of such Borrower shall be a complete and full acquittance for the Collateral so delivered, and Lender shall thereafter be discharged from any liability or responsibility therefor.

(c)       Neither Lender, nor any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by any Borrower or any other party through the ordinary negligence of Lender, or any of its directors, officers, employees, agents, attorneys or any other person affiliated with or representing Lender.

8.9       Termination of Security Interests. Upon the payment in full of the Obligations and satisfaction of all Borrowers’ obligations under this Agreement and the other Loan Documents, and if Lender has no further obligations under its Commitment, the Liens granted hereby shall terminate and all rights to the Collateral shall revert to Borrowers. Upon any such termination, Lender shall, with commercially reasonable promptness, at Borrowers’ expense, execute and deliver to Borrowers such documents as Borrowers shall reasonably request to evidence such termination. In connection therewith, Parent agrees to provide Lender with information as to whether the securities issuable upon the exercise of any Warrant issued in connection with this Agreement constitute “qualified small business stock” for purposes of Section 1202(c) of the Internal Revenue Code and Section 18152.5 of the California Revenue and Taxation Code.

ARTICLE 9 - GENERAL PROVISIONS

9.1       Notices. Any notice given by any party under any Loan Document shall be in writing and personally delivered, sent by overnight courier, or United States mail, postage prepaid, or sent by facsimile, or other authenticated message, charges prepaid, to the other party’s or parties’ addresses shown on the Supplement. Each party may change the address or facsimile number to which notices, requests and other communications are to be sent by giving written notice of such change to each other party. Notice given by hand delivery shall be deemed received on the date delivered; if sent by overnight courier, on the next Business Day after delivery to the courier service; if by first class mail, on the third Business Day after deposit in the U.S. Mail; and if by facsimile, on the date of transmission.

9.2       Binding Effect. The Loan Documents shall be binding upon and inure to the benefit of Borrowers and Lender and their respective successors and assigns; provided, however, that no Borrower may assign or transfer such Borrower’s rights or obligations under any Loan Document. Lender reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Lender’s rights and obligations under the Loan Documents. In connection with any of the foregoing, Lender may disclose all documents and information which Lender now or hereafter may have relating to the Loans, Borrowers, or their business; provided that any Person who receives such information shall have agreed in writing to maintain the confidentiality of such information on terms no less favorable to Borrowers as are set forth in Section 9.13. It is the intention of the parties that, as a “venture capital operating company,” each of Venture Lending & Leasing VIII, LLC (the parent and sole owner of VLL8) and Venture Lending & Leasing IX, LLC (the parent and sole owner of VLL9) (together, “LLC”) shall have the benefit of, and the power to independently exercise, those “management rights” provided to Lender in Section 5.3. To that end, the references to Lender in Sections 4.2(f), 5.1, 5.2, 5.3 and 5.9(a) hereof shall include LLC, and LLC shall have the right to exercise the advisory, inspection, information and other rights given to Lender under those Sections independently of Lender. No amendment or modification of this Agreement shall alter or diminish LLC’s rights under the preceding sentence without the consent of LLC.

9.3       No Waiver. Any waiver, consent or approval by Lender of any Event of Default or breach of any provision, condition, or covenant of any Loan Document must be in writing and shall be effective only to the extent set forth in writing. No waiver of any breach or default shall be deemed a waiver of any later breach or default of the same or any other provision of any Loan Document. No failure or delay on the part of Lender in exercising any power, right, or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right, or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege. Lender has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity of any Loan unless Lender agrees otherwise in writing.

9.4       Rights Cumulative. All rights and remedies existing under the Loan Documents are cumulative to, and not exclusive of, any other rights or remedies available under contract or applicable law.

9.5       Unenforceable Provisions. Any provision of any Loan Document executed by any Borrower which is prohibited or unenforceable in any jurisdiction, shall be so only as to such jurisdiction and only to the extent of such prohibition or unenforceability, but all the remaining provisions of any such Loan Document shall remain valid and enforceable.

9.6       Accounting Terms. Except as otherwise provided in this Agreement, accounting terms and financial covenants and information shall be determined and prepared in accordance with GAAP.

9.7       Indemnification; Exculpation; Currency Loss Indemnity.

(a)       Each Borrower shall pay and protect, defend and indemnify Lender and Lender’s employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Lender, collectively “Agents”) against, and hold Lender and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation, attorneys’ fees and costs) and other amounts incurred by Lender and each such Agent, arising from (i) the matters contemplated by this Agreement or any other Loan Documents, (ii) any dispute between any Borrower and a third party, other than Lender, or (iii) any contention that any Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower’s business; provided, however, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Lender’s or any Agent’s gross negligence or willful misconduct. This indemnification shall survive the payment and satisfaction of all of the Obligations to Lender.

(b)       Currency Loss Indemnity. If any sum due from Borrowers to Lender under this Agreement or under any other Loan Document or under any order or judgment relating to this Agreement or any Loan Document has to be converted from the Contractual Currency into another currency (the “Payment Currency”) for purpose of: (i) making or lodging any claim or proof against a Borrower, whether in its liquidation, any arrangement involving it or otherwise; (ii) obtaining an order or judgment from any court or other tribunal with respect to any Loan Document; or (iii) enforcing any such order or judgment with respect to any Loan Document; Borrowers shall indemnify Lender against any loss arising, if any, when the amount of the payment actually received by Lender is converted at the available rate of exchange into the Contractual Currency. In this context, the “available rate of exchange” means the rate at which Lender is able at the opening of business (San Francisco time) on the Business Day after it receives the sum concerned to purchase the Contractual Currency with the Payment Currency. This Section 9.7(b) creates a separate liability of Borrowers which is distinct from their other liabilities hereunder and under any Loan Document and shall not be merged in any judgment or order relating to such other liabilities.

9.8       Reimbursement. Borrowers shall reimburse Lender for all reasonable costs and expenses, including without limitation reasonable attorneys’ fees and disbursements expended or incurred by Lender in any arbitration, mediation, judicial reference, legal action or otherwise in connection with (a) the initial preparation and negotiation of the Loan Documents, (b) the amendment and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Lender’s rights, remedies and obligations under the Loan Documents, (c) collecting any sum which becomes due Lender under any Loan Document, (d) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (e) the protection, preservation or enforcement of any rights of Lender. For the purposes of this section, attorneys’ fees shall include, without limitation, fees incurred in connection with the following: (1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with an Insolvency Proceeding; (4) garnishment, levy, and debtor and third party examinations; and (5) postjudgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment. All of the foregoing reasonable costs and expenses shall be payable within ten (10) days after demand by Lender, and if not paid within forty-five (45) days of presentation of invoices shall bear interest at the Default Rate.

9.9       Execution in Counterparts; Electronic Signatures. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. This Agreement and each of the other Loan Documents may be executed by electronic signatures. Borrower and Lender expressly agree to conduct the transactions contemplated by this Agreement and the other Loan Documents by electronic means (including, without limitation, with respect to the execution, delivery, storage and transfer of this Agreement and each of the other Loan Documents by electronic means and to the enforceability of electronic Loan Documents). Delivery of an executed signature page to this Agreement and each of the other Loan Documents by facsimile or other electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof and thereof, as applicable. The words “execution,” “signed,” “signature” and words of like import herein shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act.

9.10       Entire Agreement. The Loan Documents are intended by the parties as the final expression of their agreement and therefore contain the entire agreement between the parties and supersede all prior understandings or agreements concerning the subject matter hereof. This Agreement may be amended only in a writing signed by Borrower and Lender.

9.11       Governing Law and Jurisdiction.

(a)       EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, THIS AGREEMENT AND THE LOAN DOCUMENTS (OTHER THAN THE WARRANTS(S)) SHALL BE GOVERNED EXCLUSIVELY BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES. NOTWITHSTANDING THE FOREGOING, THE LAWS OF ANY FOREIGN JURISDICTION IN WHICH COLLATERAL IS LOCATED SHALL APPLY, AS APPLICABLE, TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF LIENS AGAINST COLLATERAL LOCATED IN OR SUBJECT TO THE LAWS OF SUCH FOREIGN JURISDICTION.

(b)       ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN THE WARRANT(S)) MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWERS AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF BORROWERS AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWERS AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

9.12       Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, BORROWERS AND LENDER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWERS AND LENDER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEMS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

9.13              Confidentiality. Lender agrees to hold in confidence all Confidential Information (as defined below) that it receives from any Borrower pursuant to the Loan Documents, except for disclosure as shall be reasonably required: (a) to legal counsel and accountants for Lender; (b) to other professional advisors to Lender; (c) to regulatory officials having jurisdiction over Lender to the extent required by law; (d) to Lender’s investors and prospective investors, and in Lender’s SEC filings, in each case subject to Parent’s prior written consent to such disclosure; (e) as required by law or legal process or in connection with any legal proceeding to which Lender and such Borrower are adverse parties; (f) in connection with a disposition or proposed disposition of any or all of Lender’s rights hereunder; (g) to Lender’s subsidiaries or Affiliates in connection with their business with such Borrower (subject to the same confidentiality obligation set forth herein); (h) as required by valid order of a court of competent jurisdiction, administrative agency or governmental body, or by any applicable law, rule, regulation, subpoena, or any other administrative or legal process, or by applicable regulatory or professional standards, including in connection with any judicial or other proceeding involving Lender relating to this Agreement and the transactions contemplated hereby; and (i) as required in connection with Lender’s examination or audit. For purposes of this section, Lender and Borrowers agree that “Confidential Information” shall mean any information regarding or relating to any Borrower other than: (i) information which is or becomes generally available to the public other than as result of a disclosure by Lender in violation of this section, (ii) information which becomes available to Lender from any other source (other than Borrowers) which Lender does not know is bound by a confidentiality agreement with respect to the information made available, and (iii) information that Lender knows on a non-confidential basis prior to Borrowers disclosing it to Lender. In addition, each Borrower agrees that Lender may use such Borrower’s name, logo and/or trademark in connection with certain promotional materials that Lender may disseminate to the public, including, but are not limited to, brochures, internet website, press releases and any other materials relating the fact that Lender has a financing relationship with Borrowers; provided, that Borrowers may terminate such right at any time upon reasonable prior notice to Lender.

ARTICLE 10 – CROSS-CORPORATE GUARANTEES

10.1       Guaranty. In consideration of the execution and delivery by Lender of this Agreement and the making of Loans to Borrowers hereunder, Borrowers hereby jointly and severally guarantee absolutely and unconditionally to Lender the due and punctual payment, when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise), of all liabilities and obligations under this Agreement and the other Loan Documents and agree to pay any and all expenses (including reasonable legal fees and disbursements) which may be incurred by Lender in enforcing its rights under this guaranty. The liability of Borrowers under this guaranty shall be joint and several, unlimited and unconditional, and this guaranty shall be a continuing guaranty of any and all Notes given as evidence of or in extension or renewal of any of the Obligations. Each Borrower acknowledges that it will benefit from extensions of credit by Lender to the other Borrower, as their businesses and operations are interdependent and a part of a single enterprise.

10.2       Waivers. Each Borrower, to the fullest extent permitted by Applicable Law, hereby waives (i) diligence, presentment, demand and protest with respect to any instrument at any time evidencing any of the Obligations, (ii) any requirement that Lender exhaust any right or take any action against any other Person or any of the Collateral or other property at any time securing any of the Obligations, (iii) the benefit of all principles or provisions of Applicable Law which are or might be in conflict with the terms of this guaranty, (iv) notice of acceptance hereof, (v) notice of the occurrence of an Event of Default, (vi) notice of any and all favorable and unfavorable information, financial or other, about any other Borrower, heretofore, now or hereafter learned or acquired by a Borrower, (vii) notice of the existence or creation of any of the Obligations, (viii) notice of any alterations, amendments, increase, extension or exchange of any of the Obligations; (ix) notice of any amendments, modifications or supplements of or to this Agreement or any of the other Loan Documents, (x) all diligence in collection or protection of or realization upon the Obligations or the Collateral and (xi) the right to require Lender to proceed against Borrowers or any Borrower on any of the Obligations. Each Borrower hereby further consents that the time of payment of any of the Obligations may be extended and Borrowers will remain bound under this guaranty notwithstanding such extensions, whether or not referred to above, which might otherwise constitute a legal or equitable discharge of a guaranty.

10.3       Subrogation; Subordination. No Borrower shall have any right of subrogation, contribution, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations, and nothing shall discharge or satisfy the liability of any Borrower hereunder, until the termination of this Agreement and the irrevocable satisfaction in full of, or provision for, the Obligations; and any and all present and future debts and obligations of each Borrower to the others are hereby postponed in favor of and subordinated to the full payment and performance of all present and future Obligations.

10.4       Release of Collateral. The joint and several liability of Borrowers shall continue notwithstanding and shall not be impaired and affected by any release of any Collateral or by the release of any one or more Persons liable for any of the Obligations, whether as principal, surety, guarantor, indemnitor or otherwise.

10.5       Other Waivers. To the extent permitted by law, each Borrower hereby waives any right of set-off and any and all other rights, benefits, protections and other defenses available to a surety or guarantor now or at any time hereafter, including, without limitation, under California Civil Code 2787 to 2855, inclusive, and similar applicable laws of other jurisdictions.

10.6       Statutory Waiver of Rights and Defenses Regarding Election of Remedies. Each Borrower hereby waives all rights and defenses arising out of the election of remedies by Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Borrower’s rights of subrogation and reimbursement against the other Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

10.7       Financial Condition of Borrowers. Each Borrower represents and warrants that it is fully aware of the financial condition of the other Borrower, and each Borrower delivers its guarantee based solely upon its own independent investigation of such other Borrower’s financial condition and in no part upon any representation or statement of Lender with respect thereto. Each Borrower further represents and warrants that it is in a position to and hereby does assume full responsibility for obtaining such additional information concerning the other Borrower’s financial condition as such Borrower may deem material to its obligations hereunder, and such Borrower is not relying upon, nor expecting Lender to furnish it any information in Lender’s possession concerning the other Borrower’s financial condition or concerning any circumstances bearing on the existence or creation, or the risk of nonpayment or nonperformance of the Obligations.

10.8       Advice of Counsel. Each Borrower acknowledges that it has either obtained the advice of counsel or has had the opportunity to obtain such advice in connection with the terms and provisions of this Section 10.

10.9       Limitation of Guarantee Obligations. In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of a Borrower under its guarantee in this Section 10 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under its guarantee, then, notwithstanding, any other provision of this Section 10, to the contrary, the amount of such liability shall, without further action of such Borrower, Lender or any other person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. In furtherance of the foregoing and notwithstanding any provision to the contrary contained herein or in any other Loan Document, the obligations of each Borrower hereunder shall be limited to an aggregate amount equal to the highest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or any comparable provisions of any federal or state law affecting debtor relief or the rights of creditors generally.

10.10       Appointment of Parent. Each Borrower hereby appoints Parent as its agent for all purposes relevant to this Agreement and the other Loan Documents, including, without limitation, (i) the giving and receipt of notices, and (ii) the execution and delivery of all documents, instruments and certificates contemplated herein.  Any acknowledgement, consent, direction, certification or other action that might otherwise only be valid if effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by Parent, whether or not any such other Borrower joins therein.  Any notice, demand, consent, direction or other communication delivered to Parent in accordance with the terms of this Agreement shall be deemed to have been delivered to each Borrower.

ARTICLE 11 - DEFINITIONS

11.1       Definitions. The definitions appearing in this Agreement or any Supplement shall be applicable to both the singular and plural forms of the defined terms:

“2017 Loan Agreement” means that certain Loan and Security Agreement, dated as of January 31, 2017, between Borrowers and each of Venture Lending & Leasing VII, Inc. and VLL8, together with all of the “Loan Documents” (as such term is defined therein), as amended, restated, modified or supplemented from time to time and any refinancings thereof.

“Account” means, with respect to a Borrower, any “account,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all accounts receivable, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper, Documents or Instruments) now owned or hereafter received or acquired by or belonging or owing to Borrower (including, without limitation, under any trade name, style or division thereof) whether arising out of goods sold or services rendered by Borrower or from any other transaction, whether or not the same involves the sale of goods or services by Borrower (including, without limitation, any such obligation that may be characterized as an account or contract right under the UCC) and all of Borrower’s rights in, to and under all purchase orders or receipts now owned or hereafter acquired by it for goods or services, and all of Borrower’s rights to any goods represented by any of the foregoing (including, without limitation, unpaid seller’s rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all monies due or to become due to Borrower under all purchase orders and contracts for the sale of goods or the performance of services or both by Borrower or in connection with any other transaction (whether or not yet earned by performance on the part of Borrower), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of said purchase orders and contracts, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

“Affiliate” means any Person which directly or indirectly controls, is controlled by, or is under common control with any Borrower. “Control,” “controlled by” and “under common control with” mean direct or indirect possession of the power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, that control shall be conclusively presumed when any Person or affiliated group directly or indirectly owns five percent (5%) or more of the securities having ordinary voting power for the election of directors of a corporation.

“Agreement” means this Loan and Security Agreement and each Supplement thereto, as each may be amended or supplemented from time to time.

“Applicable Law” means all laws, rules and regulations applicable to the Person, conduct, transaction, covenant or Loan Documents in question, including all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statutes, rules, regulations and orders of governmental bodies; and orders, judgments and decrees of all courts and arbitrators.

“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.

“Basic Interest” means the fixed rate of interest payable on the outstanding balance of each Loan at the applicable Designated Rate.

“Borrowing Date” means the Business Day on which the proceeds of a Loan are disbursed by Lender.

“Borrowing Request” means a written request from Parent on behalf of Borrowers in substantially the form of Exhibit “B” to the Supplement, requesting the funding of one or more Loans on a particular Borrowing Date.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City or San Francisco are authorized or required by law to close.

“Change of Control” means: (i) any sale, license, or other disposition of all or substantially all of the assets of any Borrower; or (ii) any reorganization, consolidation, merger or other transaction or series of related transactions in which any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to control the management of any Borrower, or to control the equity interests of any Borrower entitled to vote for members of the board of directors or equivalent governing body of any Borrower on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such securities (other than in connection with Parent’s Qualified Public Offering or a sale to recognized venture capital investors in a transaction or series of transactions effected by Parent for financing purposes, so long as Parent identifies to Lender the venture capital investors prior to the closing of the transaction and provides Lender with a description of the material terms of such transaction).

“Chattel Paper” means any “chattel paper,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Closing Date” means the date of this Agreement.

“Collateral” means, with respect to a Borrower, all of such Borrower’s right, title and interest in and to the following property, whether now owned or hereafter acquired and wherever located: (a) all Receivables; (b) all Equipment; (c) all Fixtures; (d) all General Intangibles; (e) all Inventory; (f) all Investment Property; (g) all Deposit Accounts; (h) all Shares; (i) all other Goods and personal property of Borrower, whether tangible or intangible and whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located; (j) all Records; and (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing. Notwithstanding the foregoing the term “Collateral” shall not include more than sixty-five percent (65%) of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by a Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code), provided that the Collateral shall include one hundred percent (100%) of the issued and outstanding non-voting capital stock of such Subsidiary.

“Commitment” means the obligation of Lender to make Loans to Borrowers up to the aggregate principal amount set forth in the Supplement.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Copyrights” means, with respect to a Borrower, all of the following now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest: (i) all copyrights, whether registered or unregistered, held pursuant to the laws of the United States, any State thereof or of any other country; (ii) all registrations, applications and recordings in the United States Copyright Office or in any similar office or agency of the United States, any State thereof or of any other country; (iii) all continuations, renewals or extensions thereof; and (iv) any registrations to be issued under any pending applications.

“Default” means an event which with the giving of notice, passage of time, or both would constitute an Event of Default.

“Default Rate” means eighteen percent (18%) per annum.

“Deposit Accounts” means any “deposit accounts,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Designated Rate” means the rate of interest per annum described in the Supplement as being applicable to an outstanding Loan from time to time.

“Documents” means any “documents,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Dollars” or “$” means lawful currency of the United States.

“Environmental Laws” means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authorities, in each case relating to environmental, health, or safety matters.

“Equipment” means any “equipment,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest and any and all additions, substitutions and replacements of any of the foregoing, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” means any event described in Section 7.1.

“Fixtures” means any “fixtures,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Forbearance Period” has the meaning specified in the Supplement.

“GAAP” means generally accepted accounting principles and practices consistent with those principles and practices promulgated or adopted by the Financial Accounting Standards Board and the Board of the American Institute of Certified Public Accountants, their respective predecessors and successors. Each accounting term used but not otherwise expressly defined herein shall have the meaning given it by GAAP.

“General Intangibles” means, with respect to a Borrower, any “general intangibles,” as such term is defined in the UCC, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest and, in any event, shall include, without limitation, all right, title and interest that Borrower may now or hereafter have in or under any contract, all customer lists, Copyrights, Trademarks, Patents, websites, domain names, and all applications therefor and reissues, extensions, or renewals thereof, other rights to, and items of, Intellectual Property, interests in partnerships, joint ventures and other business associations, Licenses, permits, trade secrets, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, recipes, experience, processes, models, drawings, materials and records, goodwill (including, without limitation, the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License), claims in or under insurance policies, including unearned premiums, uncertificated securities, money, cash or cash equivalents, deposit, checking and other bank accounts, rights to sue for past, present and future infringement of Copyrights, Trademarks and Patents, rights to receive tax refunds and other payments and rights of indemnification.

“Goods” means any “goods,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Indebtedness” of any Person means at any date, without duplication and without regard to whether matured or unmatured, absolute or contingent: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all obligations of such Person as lessee under capital leases; (v) all obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance, or similar instrument, whether drawn or undrawn; (vi) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities; (vii) all obligations of such Person to purchase, redeem, exchange, convert or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, except to the extent that such obligations remain performable solely at the option of such Person and excluding obligations arising from repurchases of a Borrower’s stock to the extent permitted in Section 6.3 hereof; (viii) all obligations to repurchase assets previously sold (including any obligation to repurchase any accounts or chattel paper under any factoring, receivables purchase, or similar arrangement), excluding repurchases of products of Borrowers sold to distributors and resellers or as a result of warranty claims or product recalls; (ix) obligations of such Person under interest rate swap, cap, collar or similar hedging arrangements; and (x) all obligations of others of any type described in clause (i) through clause (ix) above guaranteed by such Person.

“Insolvency Proceeding” means with respect to a Person (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors with respect to such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person’s creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code, but in each case, excluding any avoidance or similar action against such Person commenced by an assignee for the benefit of creditors, bankruptcy trustee, debtor in possession, or other representative of another Person or such other Person’s estate.

“Instruments” means any “instrument,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Intellectual Property” means all of each Borrower’s Copyrights, Trademarks, Patents, Licenses, trade secrets, source codes, customer lists, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, skill, expertise, experience, processes, models, drawings, materials, records and goodwill associated with the foregoing.

“Intellectual Property Security Agreement” means any Intellectual Property Security Agreement executed and delivered by any Borrower in favor of Lender, as the same may be amended, supplemented, or restated from time to time.

“Inventory” means, with respect to a Borrower, any “inventory,” as such term is defined in the UCC, wherever located, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest, and, in any event, shall include, without limitation, all inventory, goods and other personal property that are held by or on behalf of Borrower for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process or materials used or consumed or to be used or consumed in Borrower’s business, or the processing, packaging, promotion, delivery or shipping of the same, and all finished goods, whether or not the same is in transit or in the constructive, actual or exclusive possession of Borrower or is held by others for Borrower’s account, including, without limitation, all goods covered by purchase orders and contracts with suppliers and all goods billed and held by suppliers and all such property that may be in the possession or custody of any carriers, forwarding agents, truckers, warehousemen, vendors, selling agents or other Persons.

“Investment Property” means any “investment property,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Letter of Credit Rights” means any “letter of credit rights,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest, including any right to payment under any letter of credit.

“License” means any Copyright License, Patent License, Trademark License or other license of rights or interests now held or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest and any renewals or extensions thereof.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and the filing of any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the UCC or comparable law of any jurisdiction.

“Loan” means an extension of credit by Lender under this Agreement.

“Loan Documents” mean, individually and collectively, this Agreement, each Supplement hereto, each Note, the Intellectual Property Security Agreement, and any other security, mortgage, debenture, charge or pledge agreement(s) executed by any Borrower or any other Person in connection with this Agreement, each Warrant issued by Parent in connection with this Agreement, and all other contracts, instruments, addenda and documents executed or delivered by any Borrower or any other Person in connection with this Agreement or the extensions of credit which are the subject of this Agreement.

“Material Adverse Effect” or “Material Adverse Change” means, with respect to each Borrower individually or on a consolidated basis with all Borrowers and their respective Subsidiaries, if any, (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, or condition (financial or otherwise) of such Borrower; (b) a material impairment of the ability of such Borrower to perform under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against such Borrower of any Loan Document.

“Note” means a promissory note substantially in the form attached to the Supplement as Exhibit “A”, executed by Borrowers evidencing each Loan.

“Obligations” means, with respect to each Borrower, all debts, obligations and liabilities of such Borrower to Lender currently existing or now or hereafter made, incurred or created under, pursuant to or in connection with this Agreement or any other Loan Document (other than the Warrant(s)), whether voluntary or involuntary and however arising or evidenced, whether direct or acquired by Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether such Borrower may be liable individually or jointly, or whether recovery upon such debt may be or become barred by any statute of limitations or otherwise unenforceable; and all renewals, extensions and modifications thereof; and all attorneys’ fees and costs incurred by Lender in connection with the collection and enforcement thereof as provided for in any Loan Document (other than the Warrant(s)).

“Parent” means Virtuix Holdings Inc. a Delaware corporation.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Patents” means all of the following property now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest: (a) all letters patent of, or rights corresponding thereto in, the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto in, the United States or any other country, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country; (b) all reissues, continuations, continuations-in-part or extensions thereof; (c) all petty patents, divisionals, and patents of addition; and (d) all patents to be issued under any such applications.

“Permitted Lien” means:

(a)       involuntary Liens which, in the aggregate, would not have a Material Adverse Effect and which in any event would not exceed, in the aggregate, the Threshold Amount;

(b)       Liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are contested in good faith by the appropriate procedures and for which appropriate reserves are maintained;

(c)       security interests on any property held or acquired by any Borrower in the ordinary course of business securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided, that such Lien attaches solely to the property acquired with such Indebtedness and that the principal amount of such Indebtedness does not exceed one hundred percent (100%) of the cost of such property;

(d)       Liens in favor of Lender;

(e)       bankers’ liens, rights of setoff and similar Liens incurred on deposits made in the ordinary course of business as long as an account control agreement (or equivalent) for each account in which such deposits are held in a form acceptable to Lender has been executed and delivered to Lender if such agreement is required hereby;

(f)        materialmen’s, mechanics’, repairmen’s, employees’ or other like Liens arising in the ordinary course of business and which are not delinquent for more than 45 days or are being contested in good faith by appropriate proceedings;

(g)        any judgment, attachment or similar Lien, unless the judgment it secures has not been discharged or execution thereof effectively stayed and bonded against pending appeal within 10 Business Days of the entry thereof;

(h)        licenses or sublicenses of Intellectual Property in accordance with the terms of Section 6.5 hereof; and

(i)         Liens securing (A) Subordinated Debt and (B) Indebtedness under the 2017 Loan Agreement.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, other entity or government (whether federal, state, county, city, municipal, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof).

“Proceeds” means, with respect to a Borrower, “proceeds,” as such term is defined in the UCC and, in any event, shall include, without limitation, (a) any and all Accounts, Chattel Paper, Instruments, cash or other forms of money or currency or other proceeds payable to Borrower from time to time in respect of the Collateral, (b) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Collateral, (c) any and all payments (in any form whatsoever) made or due and payable to Borrower from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (d) any claim of Borrower against third parties (i) for past, present or future infringement of any Copyright, Patent or Patent License or (ii) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License and (e) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Qualified Public Offering” means the closing of a firmly underwritten public offering of Parent’s common stock.

“Receivables” means all of a Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, and letters of credit and Letter of Credit Rights.

“Records” means all of a Borrower’s computer programs, software, hardware, source codes and data processing information, all written documents, books, invoices, ledger sheets, financial information and statements, and all other writings concerning Borrower’s business.

“Related Person” means any Affiliate of a Borrower, or any officer, employee, director or equity security holder of a Borrower or any Affiliate.

“Rights to Payment” means all of a Borrower’s accounts, instruments, contract rights, documents, chattel paper and all other rights to payment, including, without limitation, the Accounts, all negotiable certificates of deposit and all rights to payment under any Patent License, any Trademark License, or any commercial or standby letter of credit.

“Security Documents” means this Loan and Security Agreement, the Supplement hereto, the Intellectual Property Security Agreement, any other security, mortgage, debenture, charge or pledge agreement(s) executed by any Borrower, and any and all account control agreements, collateral assignments, chattel mortgages, financing statements, amendments to any of the foregoing and other documents from time to time executed or filed to create, perfect or maintain the perfection of Lender’s Liens on the Collateral.

“Shares” means: (a) one hundred percent (100%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by a Borrower in any Subsidiary that is not a controlled foreign corporation (as defined in the Internal Revenue Code), and (b) 65% of the issued and outstanding capital stock, membership units or other securities entitled to vote owned or held of record by a Borrower in any Subsidiary that is a controlled foreign corporation (as defined in the Internal Revenue Code).

“Subordinated Debt” means Indebtedness (i) approved by Lender; and (ii) where the holder’s right to payment of such Indebtedness, the priority of any Lien securing the same, and the rights of the holder thereof to enforce remedies against any Borrower following default have been made subordinate to the Liens of Lender and to the prior payment to Lender of the Obligations, either (A) pursuant to a written subordination agreement approved by Lender in its sole but reasonable discretion or (B) on terms otherwise approved by Lender in its sole but reasonable discretion.

“Subsidiary” means any Person a majority of the equity ownership or voting stock of which is directly or indirectly now owned or hereafter acquired by any Borrower or by one or more other Subsidiaries, or in which any Borrower or one or more other Subsidiaries directly or indirectly now holds or hereafter acquires any interest.

“Supplement” means that certain supplement to the Loan and Security Agreement, as the same may be amended or restated from time to time, and any other supplements entered into among Borrowers and Lender, as the same may be amended or restated from time to time.

“Supporting Obligations” means any “supporting obligations,” as such term is defined in the UCC, now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Termination Date” has the meaning specified in the Supplement.

“Threshold Amount” means $250,000.

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest.

“Trademarks” means all of the following property now owned or hereafter acquired by any Borrower or in which any Borrower now holds or hereafter acquires any interest: (a) all trademarks, tradenames, corporate names, business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and any applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof and (b) reissues, extensions or renewals thereof.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of California, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. Unless otherwise defined herein, terms that are defined in the UCC and used herein shall have the meanings given to them in the UCC.

“Warrants” has the meaning specified in the Supplement.

11.2       Construction of Collateral Definitions. In the definition of Collateral and in all terms defined directly or indirectly within the definition of Collateral, all references to “Borrower” or “Borrower’s” shall be interpreted as referring to “any Borrower” or to “each Borrower,” as the context may require for purposes of any Loan Document, including any security agreement, charge registration or financing statement executed by any Borrower from time to time pursuant to this Agreement.

[Signature page follows]

[Signature page to Loan and Security Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWERS:

VIRTUIX HOLDINGS INC.

By:
Name:	Jan Goetgeluk
Title:	Chief Executive Officer

VIRTUIX INC.

By:
Name:	Jan Goetgeluk
Title:	Chief Executive Officer

VIRTUIX MANUFACTURING LIMITED

By:
Name:	Jan Goetgeluk
Title:	Director

LENDER:

VENTURE LENDING & LEASING VIII, INC.

By:
Name:
Title:

LENDER:

VENTURE LENDING & LEASING IX, INC.

By:
Name:
Title:

[Schedules to Loan and Security Agreement follow]

Schedules to

Loan and Security Agreement

dated as of November __, 2018

among

Virtuix Holdings Inc.,

Virtuix Inc.,

Virtuix Manufacturing Limited

and

Venture Lending & Leasing VIII, Inc.

and

Venture Lending & Leasing IX, Inc.

Schedule 3.5

None

Schedule 3.7

Virtuix Inc.

Virtuix Manufacturing Limited

Virtuix Manufacturing (Zhuhai) Co., Ltd.

Schedule 3.12

None

Schedule 6.1.       Permitted Indebtedness

Not applicable